Exhibit 10.02

EXTENSION EXECUTIVE EMPLOYMENT AGREEMENT

Lowell M. Fisher

June 17, 2007

EXTENSION OF EXECUTIVE EMPLOYMENT AGREEMENT

Lowell M. Fisher

Whereas, Certified Diabetic Services, inc., a State of Delaware Corporation (“the Company”) is in the business as a diabetic supplies and pharmacy mail order business complemented by other mail order business, products and services for it clients and;

Whereas, Lowell M. Fisher, (“Executive”), located at 8570 Belle Meade Drive, Fort Myers, Florida 33908, has been providing services under an existing contract that commenced April 1, 2005 and expires March 31, 2008. The Executive has been operating as its Chairman of the Board during the aforementioned time and was appointed Chief Executive Officer effective August 11, 2006, positioning the Company for the raise of capital, negotiating with investors and investment funds, organizing the governance issues, working with lending institutions, developing the business plan, developing the overall corporate strategy, developing and insuring the maintenance of the operating systems and accounting systems, working with counsel to defend the Company from past employee legal action, building, hiring and developing the management team and providing general broad management services to increase shareholder value for the Company and;

Whereas, the Company wishes to retain and extend the services of the Executive for Two (2) years beyond the existing Executive Employment Agreement as in this Extension of Executive Employment Agreement and the Executive wishes to have his services be extended as in this Extension of Executive Employment Agreement by the Company.

Now, therefore, the parties agree as follows:

Term of this Agreement: The terms and conditions of this agreement and the employment of the Executive shall extend the existing agreement that has terms of April 1, 2005 which is to expire March 31, 2008. This Extended Executive Employment Agreement extends the existing Executive Employment Agreement for Two (2) consecutive years commencing on the day of termination of the existing Executive Employment Agreement, March 31, 2008 and terminating on March 31, 2010.

Services of the Executive: Executive is hereby expected to perform services for the Company for the term of the agreement in such capacity as by title and duties, Chairman of the Board of Directors and Chief Executive Officer, whose responsibilities are defined in the Hand Book for Directors and as directed by the Board of Directors. The Executive is responsible for conducting and organizing the board meetings, is responsible for outside professionals consisting of legal counsel, monthly accounting review and auditor functions. In addition to the Board responsibilities, the Executive is to perform operational and general management duties including upgrading existing operational control systems, developing management information systems, negotiate with investors and funding sources, provide strategic direction and over all management direction as CEO reporting to the Board of Directors.

EXTENSION EXECUTIVE EMPLOYMENT AGREEMENT

Lowell M. Fisher

June 17, 2007

Change of Control: In the event of a change of control (“Control Change”) of the Company as defined by any of the following including but not excluding any other definition of change of control, the IRS, SEC regulations, Company Articles of Incorporation, its Bylaws or change of control from the sale, merger or takeover of 15% of the Company by individuals or another entity for whatever reason, the Executive may terminate his employment within a 6 month period after such event and will be entitled to continue to be paid pursuant to all of the terms of this Extended Employment Contract Agreement. This extended agreement shall be entrust to any entity, party or parties of the Control Change and shall remain in full force and effect until its natural termination on March 31, 2010.

Compensation: The current Executive Agreement,, in effect until March 31, 2008, compensates the Executive at the rate of $180,000 per year, paid weekly. Effective as of the date of the meeting of the Board of Directors on June 16, 2007, the Company agrees and the Board of Directors has approved to pay the Executive $225,000 in annual compensation paid weekly. In addition, effective March 31, 2008, through March 31, 2010, the Company agrees and the Board of Directors has approved an increase in annual compensation of Twenty-Five (25%) percent to be paid to the Executive in the amount of Fifty-Six-Thousand-Two-Hundred-Fifty ($56,250.00) dollars providing annual compensation to the Executive in the amount of Two-Hundred-Eighty-One-Thousand, Two-Hundred-Fifty ($281,250.00) dollars.

The Consideration for the Compensation to the Executive consists of the following: Cash to be paid to the Executive as in the above paragraph, or may as an alternative to the Cash be paid in the form of Grant of Stock Options or the form of an outright Grant of stock of the Company. The amount of Stock Options or Grant of Stock shall be equivalent in value to the amount of cash compensation. The pricing of the Stock Options or Grant of Stock shall be at Market price at the time of the Grant of Stock Options or Grant of Stock. The type of consideration weather in Cash or Stock Options or Grant of Stock to be paid to the Executive is to be at the discretion of the Executive within the following provisions:

Provisions — Accrued Cash Consideration shall be accrued and paid to the Executive upon the Company having sufficient cash flow and may be paid in small incremental amounts to suit the Cash Flow of the Company at the best judgment of the Executive. In the case of any balance or payment or a lump sum payment due the Executive shall be only paid to the Executive as agreed by both the Executive and the Board of Directors.

Unpaid Consideration for Company Stock at the equivalent cash value of the Cash compensation is to be paid to the Executive in Stock Options or outright Grants of Stock in the Company at the then current market price shall in the event of a Control Change of the Company as herein defined, consist of free trading common stock of either the Company or the Control Change entity. The Executive has the discretion to determine the timing of the grant of any stock option or timing of any outright granting of stock and this grant of stock options or outright grant of stock be it prior to, or subsequent to, any Control Change of the Company and shall be at the discretion of the Executive.

EXTENSION EXECUTIVE EMPLOYMENT AGREEMENT

Lowell M. Fisher

June 17, 2007

Further, upon the natural termination of this agreement, any unpaid Consideration to be paid to the Executive by the Company, including bonuses of any sort whether in cash or an equivalent value of the cash, shall be paid in a lump sum or over a period of time which shall be determined by the Executive.

Insurance: The Company agrees to pay all the Executive’s immediate family’s health and hospitalization insurance, dental and vision and dermatology expenses, (“the Plan”) but excluding those portions of the Plan requiring co payments to be paid at the time of health care services. Further the Company agrees to pay for all medical expense coverage that is not within the Plan and considered outside the Plan. These medical and health expenses include those health procedure expenses, hospital confinement expenses for health insurance, hospitalization insurance, dental, vision and dermatology expenses including payment for any required deductibles to be paid by the Company.

In addition, if and when the Executive reaches retirement age or retires as determined by being eligible for coverage for Medicare Part A and B, the Company shall provide at its expense a full supplemental policy for the life of the Executive. The Company, if financially reasonable as determined by the Board of Directors, at its expense shall provide Key Man life insurance equal to three times the Executives respective annual base salary and directing the Company to be its beneficiary. In addition to the Key-man life insurance policies, an amount of 15-year term life insurance of an equal amount to Key Man insurance for the Executive as an individual shall be paid for by the Company for the life of the Executive with benefits payable to the Executive’s designated beneficiaries of a Life Estate, Living Will or Spouse, and to pay all premiums in connection with the policies.

Incentive Plan: In addition to the above compensation, the Company agrees to set up an annual performance bonus pool of funds which includes the Executive, other key executives and employees in the Company. The Executive may also be paid cash incentives as directed by the Board of Directors. The bonus pool plan, yet undetermined for 2007, is to be set during the fourth (4th) quarter of the previous year by the Board of Directors and the Executive. The Executive has a shared responsibility with the Vice President and Chief Financial Officer for the development of the overall incentive plan for the Company. The Executive and the Board of Directors must agree that the performance goals are achievable for the Company as set forth in each yearly plan. In addition, the Executive is to insure that other executives and employees who are to be included in the bonus pool and agree to the goals as set forth in the plan. The amount of the bonus pool to be paid to the Executive is based upon the outcome and performance of the Company and is part of the overall bonus pool. The bonus pool goals are to include a net profit goal for the Company and the bonus pool can be paid only after and when the net income goal is achieved. The amount of the bonus pool to be paid shall not reduce the amount of net profit earned by the Company and must be earned over and above the net profit of the Company.

EXTENSION EXECUTIVE EMPLOYMENT AGREEMENT

Lowell M. Fisher

June 17, 2007

401K Plans: The Executive shall be enrolled in the 401K plans provided for by the Company. The Executive shall be deemed 100% vested in 401K Plans after attaining the age of 60.

Tax and Accounting Service: The Company at its expense shall provide fully paid annual tax accounting and general accounting advice at no cost to the Executive; however, the amount of these services shall not exceed $2,500 per year.

Communication Expenses: The Company shall pay all expenses for desktop and laptop computers, monitors, cabling, wiring and all equipment and software required to provide wired and wireless communication of email, web access and video conferencing communication that is stationary or mobile to facilitate communication between the company’s office locations and other business communication requirements and the Executive. In addition, the Company shall pay the monthly expenses for cellular phones and any high-speed communications service charges to deliver these communication services whether they are stationary or mobile. The Company shall not pay for land line or land line long distance calls considered as personal expenses which belong to the Executive. The Executive shall deduct any such land line personal calls for communication expenses.

Travel Expenses: Reasonable and normal expenses for travel including any and all vehicle, bus train, air and ground expenses shall be reimbursed by the Company to the Executive on a prompt basis. The Executive is responsible for providing the proper receipts and documentation as acceptable to the Company’s Auditors. Spousal travel is permitted, providing the Executive is responsible for those expenses which may be in addition to the Executive’s travel expense and must be documented and acceptable to the Company’s Auditors. In the event the Executive is traveling for business and such travel is in excess of Three (3) consecutive days or over a week-end, all of the expenses of Spousal travel shall be paid for by the Company. Business class shall be used by the Executive when travel by air exceeds Three (3) consecutive flight hours, In addition, the Company shall pay to the Executive an automobile allowance in an amount not to exceed $1,500 per month to be used for the lease of a vehicle, licenses and insurance. State, local and Federal taxes shall be paid for by the Company and grossed up to provide for this allowance to be tax-free to the Executive.

Vacation: The Executive shall be entitled to a fully paid yearly vacation consisting of Forty-Five (45) days commencing with the signing of this Extended Executive Agreement. Except by written approval of the Board of Directors, no more than fifteen (15) days may be taken by the Executive as contiguous to each other and must have one month separation between any contiguous fifteen (15) days. Vacation unused by the Executive may be accrued from time to time during any year at the discretion of the Executive. The Executive may be compensated with fully vested stock options, company stock grants or cash settlements at the end or during each fiscal year for any unused vacation at any time during that year, at the option of the executive. The grant of stock options and grants of company stock shall be equal in value to the annual daily rate of compensation including bonuses, and the price of the option shall be determined based upon market value of the stock at date and time of the grants.

EXTENSION EXECUTIVE EMPLOYMENT AGREEMENT

Lowell M. Fisher

June 17, 2007

The stock or options shall be provided on the same terms as found in the 2007 Incentive plan with the exception that the Stock options are not redeemable and not to be cancelled by the Company upon termination of the Executive by either the Company or the Executive. This applies to any options granted under this section or any other section of previous agreements and this extended agreement.

Termination: The Company may terminate the Executive at any time, for cause, for which the Executive must be proven guilty of a felonious act by a Court of Law, by written notice from the Board of Directors. In the event the Company terminates the Executive without cause, the Executive shall be entitled to all compensation and benefits for the balance of the term of this Extended Employment Agreement. In the event that the Executive is proven not-guilty of a felonious act and has been terminated this contract shall not be cancelled and remains in full force and effect until its natural termination on March 31, 2010.

Company Stock and Stock Options: The Executive may from time to time purchase, may be awarded or presently may hold stock, warrants or stock options of the Company and is subject to the 2007 Incentive Plan with certain exceptions as noted in this section. The Executive presently has been granted over Seven (7) million option shares as previously awarded by the Board of Directors. The amount of shares to be awarded annually to the Executive for partial compensation of Board Duties is currently 100,000 option shares through the year 2010. The stock, warrants or stock options may be exercisable on a cashless-transaction basis where the Executive receives the difference between the optimum market price for the option and the exercise price of the options less any applicable taxes, as required, to be deducted by the Company.

The Stock options are to have 10-year life and are not redeemable and not to be cancelled by the Company upon termination of the Executive by either the Company or the Executive. All of the features including the 10-year life for Executive options, the non-redeemable features and the cashless-transaction features shall supersede any current or future stock, warrants or stock option policies or other agreements of the Company regarding Company stock, warrants, or stock options. The Executive shall be awarded 100,000 options for partial Board of Directors compensation of the Company’s common stock each year or pro-rata portion thereof through the year 2010.

Limited effect by Waiver of the Company: Should the Company waive or breach any provision of this agreement by the Executive, that waiver shall not operate or be construed as a waiver of further breach by the Executive.

Severability: If, for any reason, any provision of this agreement is held invalid, all other provisions of this agreement shall remain in effect. If these agreements are held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof) shall be extended to March 31, 2010 and the Executive shall be deemed reinstated as if this agreement or the portions of this agreement had not been executed.

Assumption of Agreement By Company’s Successors and Assignees: The Company’s rights and obligations under this agreement will become the obligation of and be binding upon the Company’s successors and assignees. In the event of a Control Change of the Company as defined by either the IRS, SEC regulations, Company Articles of Incorporation, its Bylaws or change of control from the sale, merger or takeover of 15% of the Company to individuals, investors or another entity for whatever reason, this agreement shall remain in full force and effect until its natural termination on March 31, 2010.

EXTENSION EXECUTIVE EMPLOYMENT AGREEMENT

Lowell M. Fisher

June 17, 2007

Oral Modifications Not Binding: This agreement is the entire agreement of the Company and the Executive. Oral modifications have no effect. It may be altered only by a written agreement approved by the Board of Directors and accepted by the Executive.

Indemnification: The Company shall in all instances and under all circumstances indemnify the Executive from any and all his actions in performing his duties and shall receive the same indemnification following his employment by the Company regardless if the Executive is terminated with or without cause or if terminated by the Executive. This indemnification includes expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Executive in connection with any such action, suit or proceeding if the Executive acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the Company’s best interest and, in any criminal action or proceeding, the Executive had no reasonable cause to believe that his conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not of itself, create a presumption that the Executive did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the Company’s best interest and, in any criminal action or proceeding, the Executive had no reasonable cause to believe that his conduct was unlawful.

Further the Company shall indemnify the Executive as an officer, employee director or agent when successful, on the merits or otherwise, in the defense of any action, suit or proceeding or in defense of any claim, issue, or matter in the proceeding, to which they are a party because the Executive is, or has been an officer, employee, director or agent against expenses actually and reasonably incurred by the Executive in connection with the incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of a written an undertaking by or on behalf of the Executive if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified.

Governing Law: This agreement shall be governed by and construed in accordance with the laws of the State of Florida, County of Collier.

IN WITNESS WHEREOF, the parties hereto have executed this extended Executive Employment Agreement effective as of the 16 day of June, 2007.

EXTENSION EXECUTIVE EMPLOYMENT AGREEMENT

Lowell M. Fisher

June 17, 2007

COMPANY		EXECUTIVE
Certified Diabetic Services, Inc.		Lowell M. Fisher
Board of Directors:

/s/ Joy M. Melton	By:	/s/ Lowell M. Fisher
Joy M. Melton, Director

/s/ James E. Posterma,
James E. Postema, Director

/s/ Ronald L. Stutzman
Ronald L. Stutzman, Director

(Remainder of this page left intentionally blank)